Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

TEWKSBURY, Mass. — November 2, 2009 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the third quarter ended September 30, 2009. Net revenues for the third quarter of 2009 were $86.0 million, compared to net revenues of $66.1 million for the third quarter of 2008. Net revenues for the nine months ended September 30, 2009 were $237.5 million, compared to $183.5 million for the same period in 2008.

Net income for the third quarter of 2009 was $15.1 million, or $0.20 per diluted share, compared to net income of $19.6 million, or $0.26 per diluted share, for the third quarter of 2008. Third quarter 2009 results included $6.3 million of non-cash stock-based compensation expenses compared to $4.5 million in the third quarter of 2008. Net income for the nine months ended September 30, 2009 was $43.1 million, or $0.57 per diluted share, compared to $43.0 million, or $0.58 per diluted share, for the same period in 2008. The results for the first nine months of 2009 included $15.9 million of non-cash stock-based compensation expenses compared to $12.4 million in the same period of 2008.

Excluding the impact of stock-based compensation and a one-time tax benefit recorded in third quarter 2008, non-GAAP net income for the third quarter of 2009 was $19.2 million, or $0.25 per diluted share, compared to non-GAAP net income for the third quarter of 2008 of $17.5 million, or $0.24 per diluted share. Non-GAAP net income for the nine months ended September 30, 2009 was $54.0 million, or $0.71 per diluted share, compared to non-GAAP net income of $48.8 million, or $0.66 per diluted share, for the same period in 2008.

Starent Networks recently announced that they agreed to settle all legal disputes with UTStarcom, Inc. Under the settlement, Starent Networks will make a one-time payment to UTStarcom in the amount of $3.5 million, which is reflected in the operating expenses for the third quarter. Included in the settlement is a perpetual royalty-free license to UTStarcom patents and the dismissal of two pending litigations in the United States District Courts for the Northern District of Illinois (filed on May 8, 2007) and the Northern District of California (filed on February 16, 2005).

On October 13, 2009, Cisco and Starent Networks announced a definitive agreement for Cisco to acquire Starent Networks. The agreement was approved by the board of directors at both companies and is expected to close during the first half of calendar year 2010 subject to customary closing conditions and regulatory reviews. Prior to the close, Cisco and Starent Networks will continue to operate as separate companies.

In light of the acquisition announcement, Starent Networks will not host a conference call in conjunction with its third quarter results and will not be updating prior financial guidance for the full year 2009 or providing financial guidance for any future periods.

- more -

About Starent Networks

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent Networks’ solutions also enhance subscriber management, billing and session policy enforcement. The company’s products are capable of supporting a wide range of mobile wireless networks, such as CDMA2000, UMTS/HSPA, LTE, WiFi, and WiMAX. Starent Networks’ products have been deployed by over 100 mobile operators in 45 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for Starent Networks, including statements about the expected timetable for consummation of the merger and its benefits, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Starent Networks’ control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; uncertainties as to how Starent Networks stockholders will vote their shares with respect to the merger; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities, other business effects, including the effects of industry, economic or political conditions outside of Starent Networks’ control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by Starent Networks, including factors discussed in the “Risk Factors” section of Starent Networks’ Annual Report on Form 10-K for the year ended December 31, 2008, and other documents Starent Networks periodically files with the SEC. In addition, the forward-looking statements included in this press release represent Starent Networks’ views as of the date of this press release. Starent Networks anticipates that subsequent events and developments will cause its views to change. However, while Starent Networks may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Starent Networks’ views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Starent Networks has filed with the SEC and plans to mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Starent Networks and the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

- more -

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Starent Networks through the website maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Starent Networks by contacting Starent Networks Investor Relations at 978-863-3743.

Cisco and Starent Networks, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Cisco’s directors and executive officers is contained in Cisco’s Annual Report on Form 10-K for the year ended July 25, 2009 and its proxy statement dated September 17, 2009, which are filed with the SEC. Information regarding Starent Networks’ directors and executive officers is contained in Starent Networks’ Annual Report on Form 10-K for the year ended December 31, 2008 and its proxy statement dated April 7, 2009, which are filed with the SEC. As of September 30, 2009, Starent Networks’ directors and executive officers beneficially owned approximately 15,204,815 shares, or 21 percent, of Starent Networks’ common stock. In addition, Starent Networks has entered into retention agreements with its executive officers, which are described in a Current Report on Form 8-K filed by Starent Networks with the SEC on June 11, 2009, and certain of the officers are entering into employment agreements with Cisco, which will become effective as of the closing of the transaction. A more complete description of these agreements and the interests of the officers and directors is available in the proxy statement.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Starent Networks has filed with the SEC a preliminary proxy statement and will subsequently file a definitive proxy statement. The proxy statement will be mailed to the stockholders of Starent Networks. Starent Networks’ stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Starent Networks. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http;//www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Starent Networks by going to Starent Networks’ Investor Relations page on its corporate website at http://ir.starentnetworks.com.

A copy of this press release can be found on the investor relations page of Starent Networks’ website at http://ir.starentnetworks.com.

# # #

Starent®, ST40, and the Starent Networks logo are either registered trademarks or trademarks of Starent Networks, Corp. in the United States and/or other countries.

Starent Networks, Corp.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$407,456	$369,351
Accounts receivable	53,836	53,689
Inventories	56,476	48,734
Deferred tax assets, net	6,924	3,449
Prepaid expenses and other current assets	7,830	4,709

Total current assets	532,522	479,932

Property and equipment, net	38,541	29,632
Deferred tax assets, net	15,967	9,699
Other assets	10,910	8,011
Restricted cash	821	943

Total assets	$598,761	$528,217

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,753	$9,042
Accrued expenses and other current liabilities	24,802	23,359
Accrued income taxes	14,180	1,945
Current portion of deferred revenue	129,505	141,726

Total current liabilities	182,240	176,072

Deferred revenue, net of current portion	7,737	10,959
Other long-term liabilities	2,762	2,985

Stockholders’ equity:
Common stock	72	70
Additional paid-in capital	396,397	371,655
Retained earnings (accumulated deficit)	9,553	(33,524)

Total stockholders’ equity	406,022	338,201

Total liabilities and stockholders’ equity	$598,761	$528,217

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenues:
Product	$73,160	$55,450	$202,119	$156,497
Service	12,810	10,611	35,372	26,960

Total revenues	85,970	66,061	237,491	183,457

Cost of revenues:
Product	10,100	10,151	29,711	28,697
Service	6,405	4,107	16,957	11,823

Total cost of revenues	16,505	14,258	46,668	40,520

Gross profit	69,465	51,803	190,823	142,937

Operating expenses:
Research and development	16,892	13,750	47,478	38,594
Sales and marketing	18,677	17,894	52,009	52,918
General and administrative	10,569	6,129	23,946	17,215

Total operating expenses	46,138	37,773	123,433	108,727

Income from operations	23,327	14,030	67,390	34,210

Other income, net	1,582	632	3,074	5,676

Income before income tax (expense) benefit	24,909	14,662	70,464	39,886
Income tax (expense) benefit	(9,787)	4,926	(27,388)	3,131

Net income	$15,122	$19,588	$43,076	$43,017

Net income per common share:
Basic	$0.21	$0.28	$0.61	$0.62
Diluted	$0.20	$0.26	$0.57	$0.58

Weighted-average shares outstanding used in computing net income per common share:
Basic	71,418	69,683	70,720	69,328
Diluted	76,356	74,192	75,752	74,343

Stock-based compensation included in the lines above:
Cost of revenues	$596	$376	$1,488	$1,070
Research and development	2,379	1,594	5,766	4,701
Sales and marketing	1,927	1,457	4,923	3,750
General and administrative	1,404	1,115	3,764	2,909

	$6,306	$4,542	$15,941	$12,430

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent Networks uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and the related income tax effect and certain income tax adjustments. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent Networks’ underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Gross profit
Total revenues	$85,970	$66,061	$237,491	$183,457
Total cost of revenues	16,505	14,258	46,668	40,520

Gross profit	$69,465	$51,803	$190,823	$142,937

Adjustments to reconcile to Non-GAAP gross profit:
Stock-based compensation	596	376	1,488	1,070

Non-GAAP gross profit	$70,061	$52,179	$192,311	$144,007

Operating expenses:
Research and development	$16,892	$13,750	$47,478	$38,594
Sales and marketing	18,677	17,894	52,009	52,918
General and administrative	10,569	6,129	23,946	17,215

Total operating expenses	$46,138	$37,773	$123,433	$108,727

Adjustments to reconcile to Non-GAAP operating expenses:
Stock-based compensation included in:
Research and development	$2,379	$1,594	$5,766	$4,701
Sales and marketing	1,927	1,457	4,923	3,750
General and administrative	1,404	1,115	3,764	2,909

Non-GAAP operating expenses:
Research and development	$14,513	$12,156	$41,712	$33,893
Sales and marketing	16,750	16,437	47,086	49,168
General and administrative	9,165	5,014	20,182	14,306

Non-GAAP operating expenses	$40,428	$33,607	$108,980	$97,367

Income from operations	$23,327	$14,030	$67,390	$34,210
Adjustments to reconcile to Non-GAAP income from operations:
Stock-based compensation (1)	6,306	4,542	15,941	12,430

Non-GAAP income from operations	$29,633	$18,572	$83,331	$46,640

Income tax (expense) benefit :
Income tax (expense) benefit	$(9,787)	$4,926	$(27,388)	$3,131

Adjustments to reconcile to Non-GAAP income tax expense:
Income tax effect (2)	(2,244)	—	(4,982)	—
Income tax benefit (3)	—	(6,622)	—	(6,622)

Non-GAAP income tax (expense)	$(12,031)	$(1,696)	$(32,370)	$(3,491)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

GAAP net income	$15,122	$19,588	$43,076	$43,017

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation (1)	6,306	4,542	15,941	12,430
Income tax effect (2)	(2,244)	—	(4,982)	—
Income tax benefit (3)	—	(6,622)	—	(6,622)

Non-GAAP net income	$19,184	$17,508	$54,035	$48,825

Non-GAAP net income per common share	$0.25	$0.24	$0.71	$0.66

Weighted-average shares used in computing net income per common share:
Diluted	76,356	74,192	75,752	74,343

(1)	Adjustment for stock-based compensation expense. Stock-based compensation expense is a non-cash expense accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R) (SFAS 123(R)). While stock-based compensation is a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.
(2)	Income tax effect of excluding stock-based compensation. There was no adjustment for the comparable period in 2008.
(3)	Income tax benefit from the 2008 tax valuation allowance release. This refers to the recognition of an income tax benefit from the reversal of our tax valuation allowance on U.S. deferred tax assets that was no longer deemed necessary. There was no adjustment for the 2009 period.

Contact:

Mark Donohue

Director, Investor Relations and Assistant Treasurer

Starent Networks, Corp.

http://ir@starentnetworks.com

978-863-3743